Exhibit 99.1
Investor Relations Contact:
Leslie Green
Green Communications Consulting, LLC
(650) 312-9060
leslie@greencommunicationsllc.com

NetLogic Microsystems Announces Fourth Quarter 2011 and Fiscal Year 2011 Financial Results

•	FY 2011 Net Revenues: $405.4 million

•	Q4 FY 2011 Net Revenues: $96.2 million

•	FY 2011 GAAP Net Loss: $56.7 million; $0.82 per share (diluted)

•	Q4 FY 2011 GAAP Net Loss: $30.1 million; $0.43 per share (diluted)

•	FY 2011 Non-GAAP Net Income: $123.0 million; $1.62 per share (diluted)

•	Q4 FY 2011 Non-GAAP Net Income: $24.6 million; $0.32 per share (diluted)

SANTA CLARA, Calif. – February 15, 2012 – NetLogic Microsystems, Inc. (NASDAQ: NETL), a worldwide leader in high performance intelligent semiconductor solutions for next-generation Internet networks, today announced financial results for its fourth quarter and fiscal year ended December 31, 2011.

Revenue for the fourth quarter of 2011 was $96.2 million, a 9.9% sequential decrease from $106.8 million for the third quarter of 2011 and a 4.2% decrease from $100.4 million for the fourth quarter of 2010.

Fourth quarter 2011 net loss, determined in accordance with generally accepted accounting principles (GAAP), was $30.1 million or $0.43 per diluted share. By comparison, GAAP net loss was $9.4 million or $0.14 per diluted share for the fourth quarter of 2010.  GAAP net income for fourth quarter 2011 included stock-based compensation and related payroll taxes, changes in contingent earn-out liability, amortization of intangible assets, acquisition-related costs, and establishment of deferred tax asset valuation allowance.  Excluding these items, non-GAAP net income for the fourth quarter of 2011 was $24.6 million or $0.32 per diluted share, compared with $0.45 per diluted share for the fourth quarter of 2010.

For the fiscal year 2011, revenue was $405.4 million, a 6.2% increase from $381.7 million for fiscal year 2010.

Fiscal year 2011 GAAP net loss was $56.7 million or $0.82 per diluted share. By comparison, GAAP net loss for fiscal year 2010 was $66.4 million or $1.10 per diluted share.  GAAP net income for fiscal year 2011 included stock-based compensation and related payroll taxes, changes in contingent earn-out liability, amortization of intangible assets, inventory fair value adjustments and related taxes, acquisition-related costs, and establishment of deferred tax asset valuation allowance.  Excluding these items, non-GAAP net income for fiscal year 2011 was $123.0 million or $1.62 per diluted share, compared with $1.58 per diluted share for fiscal year 2010.

Merger Update

As previously announced on September 12, 2011, NetLogic Microsystems, Inc entered into an Agreement and Plan of Merger with Broadcom Corporation and I&N Acquisition Corp., a wholly owned subsidiary of Broadcom, pursuant to which NetLogic Microsystems would be acquired by Broadcom for $50.00 per share in cash.

Consummation of the merger remains subject to the satisfaction of customary closing conditions, other than conditions requiring stockholder approval and required regulatory approvals and clearances, all of which have been satisfied including the approval of the transaction without conditions from the Ministry of Commerce of the People’s Republic of China.  Both companies anticipate closing the transaction shortly subject to satisfaction or waiver of all conditions to close.

Recent Operating Highlights

•
NetLogic Microsystems announced the industry’s first open–source Xen® hypervisor for high-performance multi-core MIPS64® processors.  The new Xen hypervisor enables highly efficient virtualization for next-generation communications, networking and server platforms using the industry’s best-in-class XLP® and XLP II multi-core, multi-threaded processors.

•
The company expanded its intellectual property portfolio to now include over 800 worldwide patents, filings and international registrations covering a broad range of innovations for its industry-leading products for networking infrastructure. The extraordinary strength of its intellectual property portfolio has enabled NetLogic Microsystems to be at the forefront of innovation and technology leadership in high-performance multi-core processing, knowledge-based processing, digital front-end processing and 10/40/100 Gigabit Ethernet PHY solutions.

•
NetLogic Microsystems received the distinguished 2011 Most Respected Emerging Public Semiconductor Company Award for the third consecutive year from the Global Semiconductor Alliance (GSA).  It was recognized by its industry peers, customers, partners and the GSA as the most respected public semiconductor company with revenue up to $500 million.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ: NETL) is a worldwide leader in high-performance intelligent semiconductor solutions that are powering next-generation Internet networks.  NetLogic Microsystems’ best-in-class products perform highly differentiated tasks of accelerating complex network traffic to significantly enhance the performance and functionality of advanced 3G/4G mobile wireless infrastructure, data center, enterprise, metro Ethernet, edge and core infrastructure networks.  NetLogic Microsystems’ market-leading product portfolio includes high-performance multi-core processors, knowledge-based processors, content processors, network search engines, ultra low-power embedded processors, digital front-end processors and high-speed 10/40/100 Gigabit Ethernet PHY solutions.  These products are designed into high-performance systems such as switches, routers, wireless base stations, security appliances, networked storage appliances, service gateways and connected media devices offered by leading original equipment manufacturers (OEMs).  NetLogic Microsystems is headquartered in Santa Clara, California, and has offices and design centers throughout North America, Asia and Europe.  For more information about products offered by NetLogic Microsystems, call +1-408-454-3000 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

NetLogic Microsystems and the NetLogic Microsystems logo are trademarks of NetLogic Microsystems, Inc.  XLP is a registered trademarks of NetLogic Microsystems, Inc. All other trademarks are the properties of their respective owners.

NETLOGIC MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenue	$96,247	$100,428	$405,413	$381,745
Cost of revenue*	35,335	38,561	156,488	173,427
Gross profit	60,912	61,867	248,925	208,318
Operating expenses:
Research and development*	39,997	35,235	153,459	127,697
Selling, general and administrative*	22,677	19,260	90,799	78,879
Change in contingent earn-out liability	(16,957)	20,573	14,459	71,725
Acquisition-related costs	2,496	-	10,743	735
Total operating expenses	48,213	75,068	269,460	279,036
Income (loss) from operations	12,699	(13,201)	(20,535)	(70,718)
Other income (expense):
Gain recognized on investment in Optichron, Inc.	-	-	4,259	-
Impairment charge on other investment	-	-	(1,276)	-
Interest and other income (expense), net	42	111	540	(125)
Income (loss) before income taxes	12,741	(13,090)	(17,012)	(70,843)
Provision for (benefit from) income taxes	42,793	(3,682)	39,690	(4,472)
Net loss	$(30,052)	$(9,408)	$(56,702)	$(66,371)
Net loss per share - Basic and Diluted	$(0.43)	$(0.14)	$(0.82)	$(1.10)
Shares used in calculation - Basic and Diluted	70,547	65,155	69,190	60,426

*	Includes stock-based compensation and related payroll taxes, and amortization of intangible assets as follows (in thousands):

	Three months ended		Twelve months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Stock-based compensation and related payroll taxes:
Cost of revenue	$283	$379	$1,056	$915
Research and development	8,845	6,485	34,242	25,948
Selling, general and administrative	5,553	5,078	24,320	21,983
Total	$14,681	$11,942	$59,618	$48,846

Amortization of intangible assets:
Cost of revenue	$9,790	$10,430	$48,260	$39,458
Selling, general and administrative	1,278	913	4,727	3,652
Total	$11,068	$11,343	$52,987	$43,110

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation and related payroll taxes, change in contingent earn-out liability, amortization of intangible assets, fair value adjustments of acquired inventory and related taxes, acquisition-related costs, lease termination costs, a gain recognized on a pre-acquisition investment in Optichron, Inc., an impairment charge on another investment, release and establishment of deferred tax asset valuation allowance, and the effects of excluding stock-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded stock-based compensation expense and changes in contingent earn-out liability in calculating these non-GAAP financial measures.  These expenses rely on valuations based on future events such as the market price of our common stock and revenue generated from products acquired in the RMI and Optichron acquisitions during a defined period following the close that are difficult to predict and are affected by market factors that are largely not within the control of management. We have excluded stock related payroll taxes, amortization of intangible assets, fair value adjustments related to acquired inventory and the related tax effect, acquisition-related costs, lease termination costs, gain recognized on investment in Optichron, Inc., impairment charge on other investment and changes in deferred tax asset valuation allowance because we do not consider them to be related to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated February 15, 2012 that the Company has submitted to the Securities and Exchange Commission.

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(IN THOUSANDS)
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
GAAP net loss	$(30,052)	$(9,408)	$(56,702)	$(66,371)
Reconciling items:
Stock-based compensation and related taxes	14,681	11,942	59,618	48,846
Changes in contingent earn-out liability	(16,957)	20,573	14,459	71,725
Amortization of intangible assets	11,068	11,343	52,987	43,110
Fair value adjustments of acquired inventory	-	-	2,381	16,018
Acquisition-related costs	2,496	-	10,743	735
Lease termination costs	-	-	-	503
Gain recognized on investment in Optichron	-	-	(4,259)	-
Impairment charge on other investment	-	-	1,276	-
Tax effect of inventory fair value adjustment	-	-	(847)	(5,618)
Establishment (release) of deferred tax asset valuation allowance	43,376	(1,585)	43,376	(1,585)
Non-GAAP net income	$24,612	$32,865	$123,032	$107,363

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP DILUTED NET INCOME (LOSS) PER SHARE TO
NON-GAAP DILUTED NET INCOME PER SHARE
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
GAAP net loss per share - Diluted	$(0.43)	$(0.14)	$(0.82)	$(1.10)
Reconciling items:
Stock-based compensation and related taxes	0.19	0.16	0.78	0.72
Changes in contingent earn-out liability	(0.22)	0.28	0.19	1.05
Amortization of intangible assets	0.14	0.15	0.70	0.63
Fair value adjustments of acquired inventory	-	-	0.03	0.24
Acquisition-related costs	0.03	-	0.14	0.01
Lease termination costs	-	-	-	0.01
Gain recognized on investment in Optichron	-	-	(0.06)	-
Impairment charge on other investment	-	-	0.02	-
Tax effect of inventory fair value adjustment	-	-	(0.01)	(0.08)
Establishment (release) of deferred tax asset valuation allowance	0.56	(0.02)	0.57	(0.02)
Difference in shares count between diluted GAAP and diluted non-GAAP calculation	0.05	0.02	0.08	0.12
Non-GAAP net income per share - Diluted	$0.32	$0.45	$1.62	$1.58

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF THE SHARES USED FOR GAAP DILUTED
NET INCOME (LOSS) PER SHARE CALCULATION TO THE SHARES USED FOR
NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION
(IN THOUSANDS)
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Shares used in calculation - Diluted (GAAP)	70,547	65,155	69,190	60,426
The effect of removing stock-based compensation expense for non-GAAP presentation purpose	2,117	2,269	2,147	2,526
The effect of dilutive potential common shares due to reporting non-GAAP net income	4,592	5,979	4,631	5,065
Shares used in calculation - Diluted (Non-GAAP)	77,256	73,403	75,968	68,017

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

	Three months ended				Twelve months ended
	December 31, 2011		December 31, 2010		December 31, 2011		December 31, 2010
GAAP gross margin	$60,912	63.3%	$61,867	61.6%	$248,925	61.4%	$208,318	54.6%
Reconciling items:
Stock-based compensation	283	0.3%	379	0.4%	1,056	0.3%	915	0.2%
Amortization of intangible assets	9,790	10.2%	10,430	10.4%	48,260	11.9%	39,458	10.3%
Fair value adjustment related to acquired inventory	-	0.0%	-	0.0%	2,381	0.6%	16,018	4.2%
Non-GAAP gross margin	$70,985	73.8%	$72,676	72.4%	$300,622	74.2%	$264,709	69.3%

NETLOGIC MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$258,868	$256,167
Accounts receivables, net	38,189	19,829
Inventories	35,051	36,290
Deferred income taxes	2,143	8,428
Prepaid expenses and other current assets	8,530	11,458
Total current assets	342,781	332,172
Property and equipment, net	30,115	20,507
Goodwill	166,760	112,700
Intangible asset, net	192,961	180,838
Other assets	42,473	66,372
Total assets	$775,090	$712,589
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$6,133	$17,257
Accrued liabilities	23,972	27,848
Contingent earn-out liability, current	51,741	-
Deferred margin	815	4,242
Software licenses and other obligations, current	5,281	4,514
Total current liabilities	87,942	53,861
Contingent earn-out liability, long-term	6,193	-
Software licenses and other obligations, long-term	2,978	2,033
Other liabilities	38,275	37,782
Total liabilities	135,388	93,676
Stockholders' equity
Common stock	713	675
Additional paid-in capital	887,328	807,780
Accumulated other comprehensive loss	(2,123)	(28)
Accumulated deficit	(246,216)	(189,514)
Total stockholders' equity	639,702	618,913
Total liabilities and stockholders' equity	$775,090	$712,589

CONTACT: Green Communications Consulting, LLC
Leslie Green, 650-312-9060 (Investor Relations)
leslie@greencommunicationsllc.com
SOURCE: NetLogic Microsystems, Inc.